Exhibit 10.3

RTI SURGICAL, INC.

STAND ALONE RESTRICTED STOCK AWARD AGREEMENT #2

This RTI SURGICAL, INC. STAND ALONE RESTRICTED STOCK AWARD AGREEMENT #2 (this “Agreement”), dated as of January 26, 2017 (the “Grant Date”), is entered into by and between RTI Surgical, Inc., a Delaware corporation (the “Company”), and Camille Farhat (the “Grantee”).

W I T N E S S E T H

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company to provide that the Grantee receive a portion of his compensation in the form of restricted shares of the common stock of the Company, on the terms and subject to the conditions provided in this Agreement, thereby encouraging stock ownership, and permitting the acquisition of an equity interest, in the Company; and

WHEREAS, on the Grant Date, the Company and the Grantee are entering into an employment agreement governing the terms of the Grantee’s employment with the Company (the “Employment Agreement”; any capitalized terms not defined in this Agreement shall have the same defined meanings as in the Employment Agreement); and

WHEREAS, pursuant to Section 5(a) of the Employment Agreement, as part of the Grantee’s compensation, the Company is granting a matching restricted stock award to the Grantee, and the Grantee is accepting such grant, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    GRANT OF RESTRICTED STOCK. Subject to the terms and conditions provided in this Agreement, the Company hereby grants to the Grantee 150,000 shares of the Company’s common stock, par value of $0.001 per share (the “Restricted Stock”), as of the Grant Date (the “Restricted Stock”). The extent to which the Grantee’s rights and interest in the Restricted Stock becomes vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 of this Agreement.

1.    VESTING.

(a)    The vesting of the Grantee’s rights and interest in the Restricted Stock shall be determined in accordance with this Section 2. The Restricted Stock shall become fully vested on the latest date (the “Purchase Date”) on which the fair market value of the cumulative amount of shares that the Grantee purchases on the open market equals $500,000 (the “Purchased Stock”), so long as the Purchase Date is on or before March 15, 2018.

(b)    Shares issued pursuant to the Restricted Stock shall not be transferable for a period of one year following the Purchase Date and certificates representing such shares shall have a legend to that effect.

2.    FORFEITURE. Notwithstanding anything to the contrary herein, the Grantee shall immediately forfeit all of his rights and interest in the Restricted Stock upon the earlier to occur of the following: (a) the termination of his employment with the Company for any reason before the Restricted Stock becomes vested in accordance with Section 2 of this Agreement, and (b) the Grantee’s failure to purchase, on the open market, the Purchased Stock on or before March 15, 2018.

3.    RESTRICTIONS ON TRANSFER. Unless otherwise determined by the Committee, the shares of Restricted Stock are not transferable unless and until they become vested in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares become vested shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

4.    DELIVERY OF SHARES.

(a)    Issuance of Stock Certificates and Legends. One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Grantee but shall be held and retained by the Records Administrator of the Company until the date (the “Applicable Date”) on which the shares (or a portion thereof) subject to this Restricted Stock award become vested pursuant to Section 2 hereof, subject to the provisions of Section 3 hereof. All such stock certificates shall bear the following legends, along with such other legends that the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b)    Stock Powers. The Grantee shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become vested, on a form attached hereto as Exhibit A. If the Grantee shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Grantee hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company. In addition, the Company may require the spouse of the Grantee, if any, to execute and deliver to the Company the Consent of Spouse in the form attached hereto as Exhibit B.

(c)    Delivery of Stock Certificates. On or after each vesting date, upon written request to the Company by the Grantee, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become vested on that vesting date, which certificate(s) shall be delivered to the Grantee as soon as administratively practicable after the date of receipt by the Company of the Grantee’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the securities laws).

5.    RIGHTS WITH RESPECT TO RESTRICTED STOCK.

(a)    General. Except as otherwise provided in this Agreement, including with respect to cash dividends (which are addressed below), the Grantee shall have, with respect to all of the shares of Restricted Stock, whether vested or unvested, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, and (ii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to the Grantee as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Committee. In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Agreement shall be held in escrow by the Committee until such time as the shares of Restricted Stock that such cash dividends are attributed to shall become vested, and in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited as well.

(b)    Adjustments to Shares. If at any time while this Agreement is in effect, there shall be any increase or decrease in the number of issued and outstanding shares of the Company’s common stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c)    No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.    TAX CONSEQUENCES.

(a)    Section 83(b) Election. If the Grantee properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Grant Date) of the Restricted Stock pursuant to Section 83(b) of the Code, a form of which is attached hereto as Exhibit C, the Grantee shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If the Grantee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Grantee under this Agreement) otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b)    No Section 83(b) Election. If the Grantee does not properly make the election described in paragraph 7(a) above, the Grantee shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Grantee under this Agreement) otherwise due to Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(c)    Grantee’s Responsibilities for Tax Consequences. Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee. Upon request of the Grantee, the Company shall, to the extent permitted by law, deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Grantee under this Agreement) otherwise due to Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. The Grantee shall consult with his own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Grantee’s filing, withholding and payment (or tax liability) obligations.

7.    NO EFFECT ON EMPLOYMENT. Nothing in this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under or this Agreement. If the Grantee’s employment is terminated for any reason whatsoever (and whether lawful or otherwise), he will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under this Agreement or any award. The rights and obligations of the Grantee under the terms of his employment with the Company will not be affected by his participation in this Agreement, and this Agreement does not form part of any contract of employment between the Grantee and the Company or any Subsidiary. The granting of awards is entirely at the discretion of the Committee, and the Grantee shall not in any circumstances have any right to be granted an award.

8.    CLAWBACK.

(a)    The Company may: (x) cause the cancellation of the Restricted Stock; (y) require reimbursement with respect to the Restricted Stock; and (z) effect any other right of recoupment of equity or other compensation provided under this Agreement or otherwise in accordance with any Company policies generally applicable to the Company’s officers and/or directors that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”), provided that the following conditions are satisfied: (1) there is an accounting restatement of the Company’s financial statements or results and (2) the restatement results from a noncompliance by the Company with any requirements under or related to the federal securities laws that is material, injurious to the Company or was the result of actions with bad intent. In such an event, the claw back will be in an amount of up to the total economic gain from any stock-based grants within the five-year period preceding the restatement. By accepting the Restricted Stock, the Grantee agrees to be bound to any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company, as required to comply with applicable laws or stock exchange requirements, and is further agreeing that all of the Grantee’s equity awards may be unilaterally amended by the Company, without the Grantee’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy to the extent required to comply with applicable laws or stock exchange requirements.

(b)    If the Grantee, without the consent of the Company, while employed by or providing services to the Company or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise violates the Company’s Corporate Governance Guidelines, Code of Conduct and Ethics, Code of Ethics for the Chief Executive Officer and Senior Financial Officer or any other corporate governance materials specified by the SEC or exchange on which common stock of the Company is listed, then, if such violation is material and injurious to the Company, or was the result of actions with bad intent: (i) any outstanding, vested or unvested, earned or unearned portion of the Restricted Stock may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Grantee or other person to whom any payment has been made or shares or other property have been transferred in connection with the Restricted Stock to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the sale of any Restricted Stock.

9.    GOVERNING LAWS. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

10.    SUCCESSORS. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

11.    SEVERABILITY. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained in this Agreement.

12.    ENTIRE AGREEMENT. This Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

13.    HEADINGS. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

14.    ADDITIONAL ACKNOWLEDGEMENTS. By their signatures below (including electronic signatures), the Grantee and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to this Agreement

15.    REGISTRATION. Within 180 days of the Grant Date, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 consistent with the applicable rules and requirements of the Securities Act of 1933, as amended, to register all of the shares of Restricted Stock. The Company shall keep such registration statement effective for the period of time necessary for the Employee to sell all of the shares of Registered Stock.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Grant Date.

COMPANY:
RTI SURGICAL, INC.

By:	/s/ Curt Selquist
	Name:	Curt Selquist
	Title:	Chairman

The Grantee acknowledges and represents that he has reviewed the provisions of this Agreement in its entirety, is familiar with and understands their terms and provisions, and hereby accepts the Restricted Stock subject to all of the terms and provisions of this Agreement. The Grantee further represents that he has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

GRANTEE:

/s/ Camille Farhat
Camille Farhat

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                                         , hereby sell, assign and transfer unto                                                               (                ) shares of common stock of RTI Surgical, Inc. standing in my name of the books of said corporation represented by Certificate No.                      herewith and do hereby irrevocably constitute and appoint                                          to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between RTI Surgical, Inc. and the undersigned dated January     , 2017.

Dated:             ,

Signature:
Camille Farhat

INSTRUCTIONS:

Please DO NOT fill in any blanks other than the signature lines.

The purpose of this assignment is to enable the Company to receive the return of the shares of common stock as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of the Recipient.

EXHIBIT B

CONSENT OF SPOUSE

I,                     , spouse of Camille Farhat, have read and approve the foregoing Restricted Stock Agreement (the “Agreement”). In consideration of the Company’s grant to my spouse of the shares of common stock of RTI Surgical, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of common stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state or country of our residence as of the date of the signing of the foregoing Agreement.

Dated:             , 20

Signature of Spouse

Print Name:

EXHIBIT C

ELECTION UNDER SECTION 83(b)

OF THE U.S. INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1.    The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name:
Spouse:
Taxpayer I.D. No.:
Address:

Tax Year:

2.    The property with respect to which the election is made is described as follows:                      (                ) shares of the common stock (“Common Shares”) of RTI Surgical, Inc. (the “Company”).

3.     The date on which the property was transferred is             , 20    .

4.     The property is subject to the following restrictions:

The Common Shares are required to be returned to the Company in the event that the undersigned ceases to perform services for the Company through certain dates specified in the Restricted Stock Agreement between me and the Company dated as of January     , 2017. This right lapses with regard to a portion of the Common Shares based on my employment with the Company over time.

5.     The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $        .

6.     The amount (if any) paid for such property is: [ZERO].

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property. The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: , 201
Signature of Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: , 201
Spouse of Taxpayer